Exhibit 99.1

News Release

MODUSLINK ANNOUNCES PRICING OF ITS $90 MILLION

CONVERTIBLE SENIOR NOTES OFFERING

WALTHAM, Mass. March 13, 2014 — ModusLink Global Solutions, Inc. (“ModusLink”) (NASDAQ: MLNK) today announced the pricing of its offering of $90 million aggregate principal amount of its 5.25% Convertible Senior Notes due 2019 (the “notes”). The notes are being offered and sold to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The offering is expected to close on March 18, 2014, subject to satisfaction of customary closing conditions. ModusLink also granted to the initial purchaser of the notes a 30-day option to purchase up to an additional $10 million aggregate principal amount of the notes.

The notes will be unsecured and unsubordinated obligations of ModusLink, and will rank equal in right of payment with ModusLink’s other unsecured and unsubordinated indebtedness, but will be effectively subordinated in right of payment to any existing and future secured indebtedness and liabilities to the extent of the value of the collateral securing those obligations, and structurally subordinated to the indebtedness and other liabilities of ModusLink’s subsidiaries.

The notes will mature on March 1, 2019, unless earlier repurchased or converted. Interest will be payable semi-annually in arrears at the rate of 5.25% per annum on March 1 and September 1 of each year, beginning on September 1, 2014.

The notes will be convertible into shares of ModusLink’s common stock at an initial conversion rate of 166.2593 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $6.01 per share), subject to adjustment upon the occurrence of certain events, or, if ModusLink obtains the required consent from its shareholders, into shares of ModusLink’s common stock, cash or a combination of cash and shares of its common stock, at ModusLink’s election. The initial conversion price represents a conversion premium of approximately 23% relative to $4.89, which was the last reported sale price of ModusLink’s common stock on the Nasdaq Global Select Market on March 12, 2014.

Holders will have the right to require ModusLink to repurchase their notes upon the occurrence of certain fundamental changes, subject to certain conditions, at a repurchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest. ModusLink will have the right to elect to cause the mandatory conversion of the notes in whole, and not in part, at any time on or after March 6, 2017, subject to certain conditions including that the stock price of ModusLink exceeds a certain threshold.

ModusLink intends to use the net proceeds from the offering for general corporate purposes, which may include potential acquisitions and other strategic business opportunities. No material acquisitions are probable at this time.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of these securities (including ModusLink’s common stock into which the notes will be convertible), nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The notes and the shares of common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act or any other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, which include, without limitation, statements about the market for ModusLink’s products, technology, strategy, competition, expected financial performance, potential acquisitions and strategic business opportunities and other aspects of its business. Any statements about ModusLink’s business, financial results, financial condition and operations contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” or similar expressions are intended to identify forward-looking statements. Although ModusLink believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. ModusLink’s actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the risk factors described in the “Risk Factors” sections of ModusLink’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission, and a variety of other factors. ModusLink urges you to consider these factors carefully in evaluating the forward-looking statements contained in this press release. The forward-looking statements included in this press release are made only as of the date of this press release. ModusLink undertakes no obligation to update publicly any forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

Contact:

Robert Joyce

781-663-5120

ir@moduslink.com

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